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                                                                    EXHIBIT 4.2


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                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                  by and among

                            FRONTLINE CAPITAL GROUP,

                            HQ GLOBAL HOLDINGS, INC.

                                      and

                 certain holders of Series A Preferred Stock of

                            HQ GLOBAL HOLDINGS, INC.

                                  Named herein


                                  Dated as of

                                August 11, 2000


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


                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----


1.   DEFINITIONS........................................................  1

2.   BOARD OF DIRECTORS OF THE COMPANY..................................  6
     2.1.     Number of Directors.......................................  6
     2.2.     Holder Nominees...........................................  6
     2.3.     Termination...............................................  7
     2.4.     Reimbursement of Directors................................  9
     2.5.     Committee Membership......................................  9
     2.6      Extension of Certain Agreements...........................  9
     2.7      Creation of Non-Voting Common Stock.......................  9

3.   INFORMATION AND INSPECTION RIGHTS.................................. 10
     3.1.     Information Rights of Holders............................. 10
     3.2.     Confidentiality........................................... 11

4.   TAX MATTERS........................................................ 11
     4.1.     Taxable REIT Subsidiary Election ......................... 11
     4.2.     Tenant Services/10% Voting Securities Test................ 12

5.   PARTICIPATION RIGHTS............................................... 14
     5.1.     Right to Participate...................................... 14
     5.2.     Notice.................................................... 14
     5.3.     Abandonment of Sale or Issuance........................... 15
     5.4.     Terms of Sale............................................. 15
     5.5.     Timing of Sale............................................ 16

6.   TAG-ALONG RIGHTS................................................... 16
     6.1.     Rights and Notice......................................... 16
     6.2.     Abandonment of Sale....................................... 17
     6.3.     Timing of Sale............................................ 17
     6.4.     Termination............................................... 17

7.   TRANSFER RESTRICTIONS.............................................. 18
     7.1.     Right of First Offer; Right to Transfer................... 18
     7.2.     No Obligation to Purchase................................. 19
     7.3.     Termination............................................... 19

8.   MISCELLANEOUS...................................................... 19
     8.1.     No Contravening Agreement................................. 19
     8.2.     Assignment................................................ 19
     8.3.     Entire Agreement; Amendment............................... 19
     8.4.     Waiver.................................................... 19
     8.5.     Limitation on Benefit..................................... 20
     8.6.     Binding Effect............................................ 20
     8.7.     Governing Law............................................. 20
     8.8.     Notices................................................... 20


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
     8.9.     Headings.................................................. 21
     8.10.    Execution in Counterparts................................. 22
     8.11.    Interpretation; Absence of Presumption.................... 22
     8.12.    Severability.............................................. 22
     8.13.    Specific Performance...................................... 22
     8.14.    Consent to Jurisdiction................................... 22
     8.15.    Litigation Costs.......................................... 23

















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                             STOCKHOLDERS AGREEMENT


                  THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of August 11, 2000, is made by and among FrontLine Capital Group, a Delaware corporation ("FCG"), HQ Global Holdings, Inc., a Delaware corporation (the "Company"), and the undersigned holders (the "Holders") of Series A Convertible Cumulative Preferred Stock (the "Series A Preferred") of the Company.

                  WHEREAS, FCG has acquired, among other securities, Series A Preferred from the Company pursuant to an Exchange Agreement, dated as of May 31, 2000, and has sold the Series A Preferred, among other securities, to the Holders pursuant to separate Purchase Agreements, dated as of May 31, 2000 (the "Initial Transaction");

                  WHEREAS, FCG, the Company and the Holders have heretofore entered into a Stockholders Agreement dated as of May 31, 2000 (the "Original Stockholders Agreement");

                  WHEREAS, certain of the Holders have purchased or have been issued, as the case may be, additional Series A Preferred and other securities pursuant to separate Purchase Agreements, dated as of August 11, 2000, the Written Consent and Waiver by the Holders of Series A Convertible Cumulative Preferred Stock of the Company dated as of the date hereof (the "Written Consent and Waiver"), and the Side Letter (as such term is defined in the Written Consent and Waiver) (such transaction, together with the Initial Transaction, the "Transaction");

                  WHEREAS, the parties believe it is in their best interests to enter into this Agreement and provide for certain rights and restrictions with respect to the continuing investment by each Holder in the Company and the corporate governance of the Company;

                  WHEREAS, this Agreement amends and restates, in its entirety, the Original Stockholders Agreement.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS

                  As used in this Agreement, certain capitalized terms not otherwise defined herein shall have the following respective meanings:

                  "ABP" shall mean Stichting Pensioenfonds ABP.

                  "AFFILIATE" shall have the meaning set forth in the Certificate of Designations.

                  "AS-CONVERTED BASIS" shall mean the number determined by dividing the Liquidation Preference per share of Series A Preferred as of the relevant date by the Per Share Price; provided, however, that

                  (A) if the Company shall subsequent to the issuance of the Series A Preferred sell shares of Common Stock pursuant to an offering which is not a Qualified Initial Public Offering, then


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                  (i)      if the price per share of Common Stock in such sale
                           is less than the Per Share Price, or

                  (ii) if (A) the price per share in such sale is greater than the Per Share Price, (B) the gross proceeds to the Company from such sale are not less than $100 million, and (C) at least 50% of the shares of Common Stock in such sale is purchased by investors that are not Affiliates of the Company or FCG (provided that for purposes of this clause (C), an investor purchasing shares of Common Stock in such sale who is not otherwise an Affiliate of the Company or FCG shall not be deemed to be an Affiliate of the Company or FCG solely by reason of having the right to nominate a member of the Company's Board of Directors as part of the sale consideration), the As-Converted Basis shall be determined by dividing the Liquidation Preference per share of the Series A Preferred by the price per share of Common Stock so sold.

                  (B) subsequent to a merger of the Company which is not a Qualified Merger but prior to any conversion pursuant to Section 7(b) of the Certificate of Designations, the As-Converted Basis shall be determined by dividing the Liquidation Preference per share by the dollar value of the consideration paid in respect of each share of Common Stock as determined as of the date of the execution of the agreement relating to such merger, provided that, if the aggregate value of the consideration to be received upon consummation of the merger is more than 12.5% below the value of the aggregate consideration to be received as calculated on the date of the execution of the merger agreement, the As-Converted Basis shall be determined by dividing the Liquidation Preference per share by the dollar value of the aggregate consideration to be received upon consummation of the merger;

                  (C) in case the Company shall issue additional shares of Common Stock or in case the Company shall pay or make any dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the As-Converted Basis in effect at such time as the As-Converted Basis is determined shall be increased by dividing the As-Converted Basis by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the last date before issuance, dividend or distribution and the denominator of which shall be the sum of such number of outstanding shares of Common Stock and the total number of shares constituting all such issuances, dividends and distributions;

                  (D) in case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the As-Converted Basis shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock and such combination becomes effective prior to the date of the determination of the As-Converted Basis, the As-Converted Basis shall be proportionately reduced;

                  (E) if the Company shall sell shares of its Common Stock at a price per share less than the then current market price per share of Common Stock (other than shares of Common Stock issued (i) pursuant to the stock option plan adopted by the Company in accordance with its certificate of incorporation, as amended, (ii) upon exercise of any warrants to purchase Common Stock of the Company, including any warrants issued to holders of the Company's high yield, mezzanine or bridge debt in accordance with Section 5.1 hereof or (iii) upon conversion of the Series A Preferred), the number by which the Liquidation Preference is divided to determine the As-Converted Basis shall be adjusted to equal the price determined by multiplying such number by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such


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


sale and (y) the number of shares of Common Stock which the aggregate consideration received by the Company from such sale would purchase at such current market price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale and
(2) the number of shares of Common Stock so sold;

                  (F) if the Company shall distribute Options or Convertible Securities to the holders of all or at least 75% of the outstanding shares of its Common Stock entitling them to subscribe for, purchase, convert into or exchange for shares of Common Stock at a price per share less than the current market price per share of Common Stock as of the record date for such distribution, the number by which the Liquidation Preference is divided to determine the As-Converted Basis shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company from the exercise of such Options or from the conversion, exercise or exchange of such Convertible Securities would purchase at such current market price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock so offered for subscription, purchase, conversion, exercise or exchange. Options or Convertible Securities distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for, purchase, convert into or exchange for shares of Common Stock, which Options or Convertible Securities (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this clause not be deemed distributed until the occurrence of the earliest Trigger Event. An adjustment made pursuant to this clause shall be effective immediately after such record date;

                  (G) if any Organic Change shall be effected, and in connection with such Organic Change the Common Stock shall be converted into a New Security, then the definition of the As-Converted Basis shall thereafter be determined in respect of said New Securities (after giving effect to such conversion of Common Stock into such New Security, assuming the conversion of the Series A Preferred into Common Stock immediately prior to such Organic Change);

                  (H) in the event that at any time, as a result of an adjustment made pursuant to Section 7(j) of the Certificate of Designations, the holder of any shares of Series A Preferred becomes entitled to receive, or with the passage of time or the occurrence of another event would become entitled to receive, a New Security, the number and kind of such other shares so receivable shall thereafter, for purposes of determining the As-Converted Basis, be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions set forth in clauses (C) through (G) above; and

                  (I) if any event occurs as to which the foregoing provisions set forth in clauses (C) through (H) above are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly protect the rights of the holders of the Series A Preferred in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of such Board, to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the As-Converted Basis, or otherwise adversely affecting the holders of the Series A Preferred.

                  "BOARD" shall mean the board of directors of the Company.


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                  "CARR STOCKHOLDERS AGREEMENT" shall mean the Stockholders
Agreement, dated as of January 20, 2000, as amended as of April 29, 2000, by and among FCG, the Company, CarrAmerica Realty Corporation and the other holders of Common Stock named therein.

                  "CERTIFICATE OF DESIGNATIONS" shall mean the Amended and Restated Certificate of Designations to the Company's Certificate of Incorporation establishing and fixing the designation, rights and preferences of the Series A Preferred.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended (including for this purpose the amendments made to Section 856(c)(4)(B)(iii) of the Code by Pub. L. No. 106-170, The Ticket to Work and Work Incentives Improvement Act of 1999, 113 Stat. 1860 (the "RMA")), and any successor thereto, including all of the rules and regulations promulgated thereunder.

                  "COMMON STOCK" shall mean any common stock of the Company, including, without limitation, the Voting Common Stock and the Nonvoting Common Stock.

                  "COMPANY COMPETITOR" shall mean any Person primarily engaged in the business of providing Flexible Workplace Centers to the public anywhere in the world, or who owns or operates, directly or indirectly, fifty or more Flexible Workplace Centers other than EOP and its direct or indirect subsidiaries, but not excluding Regus.

                  "CONVERSION DATE" shall have the meaning set forth in the Certificate of Designations.

                  "CONVERTIBLE SECURITIES" shall have the meaning set forth in the Certificate of Designations.

                  "DIRECTOR" shall mean a member of the Board.

                  "FIRST UNION" shall mean First Union Real Estate Equity and Mortgage Investments.

                  "FLEXIBLE WORKPLACE CENTER" shall mean a fully furnished, staffed and equipped flexible workplace center consisting primarily of executive office suites and shared office workplaces, and offering Related Business Services.

                  "FORTRESS" shall mean Fortress Registered Investment Trust.

                  "FULLY-DILUTED BASIS" shall mean the sum of the number of shares of common stock equal to the As-Converted Basis for all of the shares of Series A Preferred held by the Person with respect to which ownership on a Fully-Diluted Basis is being determined and the number of shares of common stock that would be issued upon the exercise of warrants held by such person, provided that, for purposes of applying this definition to the surviving entity in a business combination under Section 4.1(b), the As-Converted Basis shall be determined by dividing the liquidation preference per share of preferred stock in such entity by the dollar value of the consideration paid in respect of each share of Common Stock as determined as of the date of the execution of the agreement relating to such business combination.

                  "HOLDER JOINT VENTURE ARRANGEMENT" shall mean any joint venture, partnership, investment arrangement or similar agreement whereby said Holder, or its applicable Affiliate, develops, owns, leases, operates, franchises or manages Flexible Workplace Centers in the United States with third parties; provided that (i) nothing herein shall prohibit EOP or any Affiliate of EOP from continuing to


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provide funds for and participate in the development, ownership, leasing, operation, franchising, management or expansion of any existing or currently budgeted Flexible Workplace Center currently contemplated under EOP's commitments with Regus that exist as of the date hereof and (ii) a lease shall not be deemed to give to a joint venture agreement even if said lease provides for the payment of percentage rent.

                  "IMMEDIATE FAMILY MEMBER" shall mean, with respect to any natural Person, (i) such natural Person's spouse, parents, descendants, nephews, nieces, brothers and sisters, and (ii) any trust established by such Person or any of the persons listed in clause (i) above, the sole beneficiaries of which are such Person or any of the persons listed in clause (i) above.

                  "INDEPENDENT HOLDER CENTER" shall mean any Flexible Workplace Center that is 100% owned, directly or indirectly, by a Holder and that is not branded and managed by the Company or its Affiliates; provided, however, that if EOP or any Affiliate thereof, as the landlord, recaptures space which is being utilized as a Flexible Workplace Center, said Flexible Workplace Center shall not constitute an Independent Holder Center so long as EOP proceeds with due diligence and in good faith to find a new tenant for said space.

                  "LIQUIDATION PREFERENCE" shall have the meaning set forth in the Certificate of Designations.

                  "MANDATORY REDEMPTION DATE" shall have the meaning set forth in the Certificate of Designations.

                  "NEW SECURITY" shall have the meaning set forth in the Certificate of Designations.

                  "NONVOTING COMMON STOCK" shall mean the Nonvoting Common Stock, par value $.01 per share, of the Company.

                  "OPCO" shall mean HQ Global Workplaces, Inc.

                  "OPTIONS" shall have the meaning set forth in the Certificate of Designations.

                  "OPTION LIMITING PERCENTAGE" shall have the meaning set forth in the Certificate of Designations.

                  "ORGANIC CHANGE" shall have the meaning set forth in the Certificate of Designations.

                  "PER SHARE PRICE" shall have the meaning set forth in the Certificate of Designations.

                  "PERSON" shall have the meaning set forth in the Certificate of Designations.

                  "QUALIFIED INITIAL PUBLIC OFFERING" shall have the meaning set forth in the Certificate of Designations.

                  "QUALIFIED MERGER" shall have the meaning set forth in the Certificate of Designations.

                  "RECKSON" shall mean Reckson Operating Partnership, L.P.


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                  "REGUS" shall mean Regus Equity Business Centers, L.L.C., a
Delaware limited liability company.

                  "RELATED BUSINESS SERVICES" means services of the type that the Company customarily provides to users of its Flexible Workplace Centers, including administrative support, word processing, secretarial support, teleconferencing capabilities and high speed broadband connectivity.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "TRANSFER" shall mean any direct or indirect sale, gift, assignment, exchange or other disposition (including a voluntary or involuntary disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance) or any other direct or indirect transfer of beneficial interest of shares of Series A Preferred.

                  "TRIGGER EVENT" shall have the meaning set forth in the Certificate of Designations.

                  "VOTING COMMON STOCK" shall mean the Voting Common Stock, par value $.01 per share, of the Company.

2. BOARD OF DIRECTORS OF THE COMPANY

         2.1. NUMBER OF DIRECTORS

                  Until a Qualified Initial Public Offering or a Qualified Merger, the Board shall consist of not less than eleven (11) and not more than thirteen (13) Directors and, in any event, the Board shall consist of not less than eleven (11) members so long as EOP has a representative on the Board pursuant to the terms of this Agreement.

         2.2. HOLDER NOMINEES

                  (a) Nomination of Directors. With respect to the initial Board of Directors of the Company at the time of the issuance of the Series A Preferred and at each annual or special meeting of stockholders of the Company at, or the taking of action by written consent of stockholders of the Company with respect to, which any Directors are to be elected, each of EOP, Fortress and ABP (each, a "Nominating Holder") shall have the right (but not the obligation) to nominate for election to the Board one Director (such Directors, "Holder Nominees"). In the event that any Nominating Holder transfers more than 90% of the shares of Series A Preferred held by such Nominating Holder on the date hereof to its Affiliate or, with the approval of the Company not to be unreasonably withheld, any Nominating Holder other than ABP transfers more than 90% of the shares of Series A Preferred held by such Nominating Holder on the date hereof to any Person other than its Affiliate, then such Affiliate or Person, as the case may be, shall have the right of such Nominating Holder referred to in the immediately preceding sentence.

                  (b) Qualification of Holder Nominees. No Nominating Holder shall name any person as a Holder Nominee if (i) such person is not reasonably experienced in business or financial matters, (ii) such person has been convicted of, or has pled nolo contendere to, a felony, (iii) the election of such person would violate any applicable law, (iv) any event described in Item 401(f) of Regulation S-K promulgated under the 1933 Act has occurred with respect to such person, or (v) such person is a


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director of, or has a financial interest in excess of $1,000,000 in, any
Company Competitor. In the event that, prior to election to the Board, a Nominating Holder names a person as a Holder Nominee who fails to meet the qualifications set forth in this Section 2.2(b) and either (i) such Nominating Holder becomes aware of such failure or (ii) the Company rejects such person on account of such failure, such Nominating Holder shall have the right to name another person as a Holder Nominee who does meet such qualifications.

                  (c) Support of Holder Nominees by Holders, FCG and the Company. The Holders and FCG (in each case, to the extent set forth in the last sentence of this Section 2.2(c)) shall support, and the Board and any nominating committee (or any other committee exercising a similar function) thereof shall recommend, the nomination of each Holder Nominee to the Board. The Board shall recommend to the stockholders of the Company the election of each Holder Nominee, and the Company, FCG and the Holders shall exercise all authority under applicable law to cause each Holder Nominee to be elected to and to remain a member of the Board for the term for which the Holder Nominee is nominated. Without limiting the generality of the foregoing, with respect to each meeting of stockholders of the Company at which Directors are to be elected, (i) the Company shall use its commercially reasonable efforts to solicit from the stockholders of the Company eligible to vote in the election of Directors proxies in favor of each Holder Nominee, and (ii) FCG and the Holders and any of their respective Affiliates shall vote their shares of Voting Common Stock or other voting capital stock of the Company, if any, in favor of each Holder Nominee at any stockholders meeting (or written consent in lieu thereof).

                  (d) Support of FCG Nominees by Holders. If the nominees proposed by FCG meet the qualifications set forth in Section 2.2(b) above (each, an "FCG Nominee"), as long as the Nominating Holders have the right to nominate a Holder Nominee pursuant to this Section 2, Holders shall support (to the extent set forth in the last sentence of this Section 2.2(d)), and the Board or any nominating committee (or any other committee exercising a similar function) thereof shall recommend, the nomination of each FCG Nominee to the Board. FCG shall have the right to nominate all of the Directors other than (i) the Holder Nominees (except as otherwise contemplated in Section 2.2(a)) and
(ii) the Directors entitled to nomination pursuant to the Carr Stockholders Agreement. The Board shall recommend to the stockholders of the Company the election of each FCG Nominee and the Company shall exercise all authority under applicable law to cause each FCG Nominee to be elected to and to remain a member of the Board for the term for which the FCG Nominee is nominated. With respect to each meeting of stockholders of the Company at which Directors are to be elected, as long as the Nominating Holders have the right to nominate a Holder Nominee pursuant to this Section 2, the Holders shall vote their shares of Voting Common Stock or other voting capital stock of the Company, if any, in favor of each FCG Nominee at any stockholders meeting (or written consent in lieu thereof).

                  (e) Vacancies. Subject to Section 2.3 (a) and (d), in the event that any Holder Nominee shall cease to serve as a Director, the vacancy resulting thereby shall be filled by a Holder Nominee designated by the Nominating Holder which nominated the vacating Director; provided, however, that any Holder Nominee so designated shall satisfy the qualification requirements set forth in Section 2.2(b).

         2.3. TERMINATION

                  (a) Occurrence of Certain Events. Except as provided in
Section 2.3(b), a Nominating Holder shall cause its nominee elected to the Board, if applicable, to resign immediately (i) upon a Qualified Initial Public Offering, (ii) upon a Qualified Merger, (iii) upon conversion by such Nominating Holder of 50% or more of its Series A Preferred into Common Stock,
(iv) in the event that


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such Nominating Holder transfers in one or more transactions an aggregate of
50% or more of the Series A Preferred that it holds on the date hereof, excluding transfers to such Nominating Holder's Affiliates, (v) upon such Nominating Holder, or an Affiliate thereof owning more than ten (or, in the case of EOP, five) Independent Holder Centers or being a party to any Holder Joint Venture Arrangement which owns more than ten (or, in the case of EOP, five) Independent Holder Centers or in which a material part of the applicable business is owning, leasing, operating, franchising or managing Independent Holder Centers. In any such case, such Nominating Holder shall not be entitled to fill such vacancy in the Board pursuant to Section 2.2(e). In the event that such nominee fails to resign as required, then the holders of at least 10% of the Voting Common Stock then entitled to vote may remove such nominee from the Board at the next annual meeting of stockholders or at a special meeting of stockholders of the Company, as the case may be. In the event that (i) ABP transfers in one or more transactions an aggregate of 50% or more of the Series A Preferred that it holds on the date hereof, excluding transfers to its Affiliates, or (ii) 50% or more of ABP's Series A Preferred is converted into Common Stock, then FCG and the Company will cause one Director then serving on the Board (other than a Holder Nominee) to resign from the Board within three
(3) business days after it receives notice of such transfer or conversion and thereafter the Board shall consist of eleven (11) members.

                  (b) Additional Term. Unless EOP has transferred, in one or more transactions, an aggregate of 50% or more of the Series A Preferred that it holds on the date hereof, excluding transfers to EOP's Affiliates, upon the occurrence of a Qualified Initial Public Offering, Qualified Merger or the conversion by EOP of 50% or more of its Series A Preferred into Common Stock, EOP shall be entitled to nominate a Holder Nominee to serve one additional full three-year term on the Board commencing on the date of such occurrence. In addition, upon the occurrence of a Qualified Initial Public Offering or a Qualified Merger, Fortress or, if Fortress has transferred, in one or more transactions, an aggregate of 50% or more of the Series A Preferred that it holds on the date hereof, excluding transfers to Fortress' Affiliates, a plurality of the holders of outstanding shares of Series A Preferred, excluding FCG, EOP and Fortress, shall be entitled to nominate one person to serve one additional full three-year term on the Board commencing on the date of such occurrence so long as the Common Stock issued upon conversion of the Series A Preferred as a result of such Qualified Initial Public Offering or Qualified Merger, as the case may be, exceeds 20% of the total number of shares of Common Stock outstanding immediately after such occurrence. The provisions set forth in Section 2.2(b), (c) and (e) shall remain in effect for any additional term referred to in this Section 2.3(b). Thereafter, no party hereto shall have any right to nominate any person to the Board under this Agreement.

                  (c) Default. In the event that (i) the Company fails to redeem Series A Preferred at the option of the holders thereof as required by
Section 8 of the Certificate of Designations or (ii) the Company fails to redeem all of the outstanding Series A Preferred on the Mandatory Redemption Date, in addition to any other rights referred to in Sections 2.2(a) or 2.3(b), a plurality of the holders of outstanding shares of Series A Preferred, excluding FCG and those Holders owning more than ten (or, in the case of EOP, five) Independent Holder Centers or being a party to any Holder Joint Venture Arrangement which owns more than ten (or, in the case of EOP, five) Independent Holder Centers or in which a material part of the applicable business is owning, leasing, operating, franchising or managing Independent Holder Centers, shall be entitled, from and after the date of such default, to nominate two persons to serve on the Board until the Company's failure to redeem the Series A Preferred referred to above is remedied. FCG and the Company agree that in the event Holders of the Series A Preferred become entitled to nominate persons to serve on the Board pursuant to this clause (c) FCG and the Company will cause two Directors then serving on the Board (other than Holder Nominees) to resign from the Board within three (3) business days of notice of such default and to cause the remaining Directors to immediately appoint the two persons designated by the Holders of a majority of the outstanding shares of Series A Preferred to fill the vacancies created by such resignations. The provisions set forth in Section 2.2(b), (c) and (e) with respect to any such person shall remain in effect during the period of such failure of the Company.

                  (d) Notwithstanding anything to the contrary contained herein, if any Holder or an Affiliate thereof owns more than ten (or, in the case of EOP, five) Independent Holder Centers or is a party to any Holder Joint Venture Arrangement which owns more than ten (or, in the case of EOP, five) Independent Holder Centers or in which a material part of the applicable business is owning, leasing, operating, franchising or managing Independent Holder Centers, then such Holder shall cause its nominee elected to the Board, if applicable, to resign immediately upon such occurrence and such Holder shall not be entitled to fill such vacancy in the Board pursuant to Section 2.2(e). In addition, any Holder whose nominee fails to meet the qualifications set forth in Section 2.2(b)(ii), (iv) or (v) after election to the Board, if applicable, shall cause such nominee to resign immediately upon any occurrence causing such failure, and such Holder shall be entitled to fill such vacancy in the Board pursuant to Section 2.2(e). In the event that the circumstances in either of the two preceding sentences apply and the nominee elected to the Board fails to resign as required, then the holders of at least 10% of the Voting Common Stock then entitled to vote may remove such nominee from the Board at the next annual meeting of stockholders or at a special meeting of stockholders of the Company, as the case may be.

         2.4. REIMBURSEMENT OF DIRECTORS

                  The Company shall reimburse the Directors nominated pursuant to Sections 2.2(a) or 2.3 hereof for reasonable out-of-pocket expenses incurred in attending Board meetings.

         2.5. COMMITTEE MEMBERSHIP

                  Holder Nominees serving as Directors in accordance with this Agreement shall have the right to serve as members on all committees of the Board.

         2.6. EXTENSION OF CERTAIN AGREEMENTS

                  Notwithstanding any provision herein to the contrary, the unanimous consent or approval by the Board shall be required to extend or renew the term of any of the (1) Lease Procurement Services Agreement by and between OPCO and Carr Real Estate Services, Inc., (2) Lease Procurement Services Agreement by and between OPCO and Reckson, (3) Project Management Services Agreement between OPCO and CarrAmerica Development Inc., and (4) Project Management Services Agreement between OPCO and Reckson, beyond the respective current stated terms thereof as set forth in such agreements.

         2.7. CREATION OF NON-VOTING COMMON STOCK

                  At the request of the Company, each Holder agrees to take all necessary actions to establish a class of non-voting common stock of the Company having the same rights, powers and privileges as the Voting Common Stock, except that such non-voting common stock will not have any vote on any matters upon which stockholders of the Company may vote except as required by law.

3. INFORMATION AND INSPECTION RIGHTS

         3.1. INFORMATION RIGHTS OF HOLDERS

                  (a) Quarterly Financial Information. Until the date of an initial public offering of the securities of the Company (the "Information Rights Termination Date"), the Company shall deliver to each Holder as soon as available and in any event within thirty (30) days after the close of each of the first, second and third fiscal quarters of the Company, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such period and the related unaudited consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or the chief accounting officer of the Company, in his or her opinion, to present fairly in all material respects and in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of the Company and its subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end adjustments).

                  (b) Annual Financial Information. Until the Information Rights Termination Date, the Company shall deliver to each Holder as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (A) the chief financial officer or the chief accounting officer of the Company, in his or her opinion, to present fairly in all material respects and in accordance with GAAP, consistently applied, the financial position of the Company and its subsidiaries as of the date thereof and the result of operations for such period and (B) independent certified public accountants of recognized national standing.

                  (c) Other Information. Until the Information Rights Termination Date, the Company shall deliver to each Holder as soon as available and in any event within forty-five (45) days prior to the commencement of each fiscal year of the Company an annual budget of the Company for such year and such other information as may reasonably be requested by such Holder.

                  (d) Inspection Rights. The Company shall permit any Holder, which together with its Affiliates, owns the lesser of (i) Series A Preferred having a Liquidation Preference of $15 million and (ii) Series A Preferred having the Liquidation Preference of the Series A Preferred held by such Holder on the date hereof, or their authorized representatives, to visit and inspect the properties of the Company and all subsidiaries, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

                  (e) Termination. In the event that a Holder, or an Affiliate thereof owns more than ten (or, in the case of EOP, five) Independent Holder Centers or is a party to any Holder Joint Venture Arrangement which owns more than ten (or, in the case of EOP, five) Independent Holder Centers or in which a material part of the applicable business is owning, leasing, operating, franchising or managing Independent Holder Centers, the Board may limit or terminate the rights of such Holder set forth under this Section 3 if it determines that such limitation or termination is in the best interests of the Company in order to avoid the dissemination of information related to the Company's past, current or projected business or financial condition or performance that would jeopardize the Company's competitive position. In addition, in the event that a Holder transfers, in one or more transactions, an aggregate of 80% or more of the Series A Preferred owned by such Holder on the date of this Agreement (excluding transfers by a Holder to its Affiliates), such Holder shall have no further rights under this Section 3 (other than those rights under clauses (a) and (b) of this Section 3.1); provided, however, that any transferee that holds the lesser of (i) Series A Preferred having a Liquidation Preference of $15 million and (ii) Series A Preferred having the Liquidation Preference of the Series A Preferred held by the transferring Holder on the date hereof shall be entitled to the rights set forth under this Section 3. In the event such a transferee subsequently transfers, in one or more transactions, an aggregate of 80% or more of the Series A Preferred acquired from a Holder (excluding transfers by such a Person to its Affiliates), such transferee shall have no further rights under this Section 3 and the subsequent transferee shall have the same rights as the transferee referred to in the immediately preceding sentence.

         3.2. CONFIDENTIALITY

                  Each Holder shall keep all information provided to it or any of its representatives pursuant to this Agreement confidential, and such Holder shall not disclose such information to any Persons other than the trustees, directors, officers, employees, financial advisors, legal advisors, accountants and consultants of any Holder or its Affiliates who (i) reasonably need to have access to the confidential information, (ii) are advised of the confidential nature of such information, and (iii) agree to maintain the confidentiality of such information, and such Holder agrees to indemnify the Company with respect to any breach of the agreement to maintain the confidentiality of such information (subject to the provisos set forth below) by any of its trustees, directors, officers, employees, financial advisors, legal advisors, accountants or consultants; provided, however, the foregoing obligation of each Holder shall not (A) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such Holder or by Persons to whom such Holder has made such information available, or (ii) is or becomes available to such Holder on a non-confidential basis from a third party that is not, to such Holder's knowledge, bound by any other confidentiality agreement with the Company or FCG, or (B) prohibit disclosure of any information if such Holder believes in good faith that disclosure is required by law, rule, regulation, court order or other legal or governmental process (including SEC or GAAP reporting requirements) or if such Holder believes in good faith that disclosure is advisable to explain a material deviation from its expected financial results that arises from its investment in the Company; provided further, that in the case of a disclosure described in clause (B) above, such Holder shall use its commercially reasonable efforts to give prior notice to the Board of any such disclosure.

4. TAX MATTERS

         4.1. TAXABLE REIT SUBSIDIARY ELECTION

                  (a)(i) Effective as of January 1, 2001 and for so long thereafter as EOPT continues to make the election to be taxed as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Code, the Company and OPCO shall (x) elect to be treated as a "taxable REIT subsidiary" (a "TRS") pursuant to Section 856(l) of the Code of EOPT, and (y) not take any action to cause the Company to fail to qualify as a TRS of EOPT; provided that EOPT shall, at the request of the Company, consent to and join in the revocation of such election if an EOP De Minimis Event shall occur any time after the acquisition of Series A Preferred by EOP from FCG (the "Initial Closing Date") (which revocation shall be effective for the first taxable year immediately following the taxable year in which such EOP De Minimis Event occurs). An "EOP De Minimis Event" shall mean any event or transaction which causes the number of shares of Common Stock owned directly or indirectly by EOPT, determined on a Fully-Diluted Basis, to be less than ten percent (10%) of the number of shares of Common Stock owned directly or indirectly by EOPT as of the Initial Closing Date, determined on a Fully-Diluted Basis. EOPT shall notify the Company in writing of the occurrence of an EOP De Minimis Event no more than 10 Business Days following the occurrence of such event.

                  (ii) Effective as of January 1, 2001 and for so long thereafter as First Union Real Estate Equity and Mortgage Investments ("FUR") continues to make the election to be taxed as a REIT, the Company and OPCO shall (x) elect to be treated as a TRS of FUR, and (y) not take any action to cause the Company to fail to qualify as a TRS of FUR; provided that FUR shall, at the request of the Company, consent to and join in the revocation of such election if an FUR De Minimis Event shall occur any time after the Initial Closing Date (which revocation shall be effective for the first taxable year immediately following the taxable year in which such FUR De Minimis Event occurs). An "FUR De Minimis Event" shall mean any event or transaction which causes the number of shares of Common Stock owned directly or directly by FUR, determined on a Fully-Diluted Basis, to be less than ten percent (10%) of the number of shares of Common Stock owned directly or indirectly by FUR as of the Initial Closing Date, determined on a Fully-Diluted Basis. FUR shall notify the Company in writing of the occurrence of an FUR De Minimis Event no more than 10 Business Days following the occurrence of such event.

                  (b) As a condition to any merger, consolidation, reorganization or other business combination to which the Company is a party pursuant to which EOPT acquires any equity interest in any entity other than the Company, such entity shall agree to (i) file an election to be treated as a TRS of EOPT effective as of the date of consummation of such business combination (or, if such business combination takes place before January 1, 2001, effective beginning January 1, 2001) and (ii) not take any action that would cause such entity to fail to qualify as a TRS of EOPT for so long thereafter as EOPT continues to make the election to be treated as a REIT; provided that EOPT shall, at the request of such entity, consent to and join in a revocation of such election if a Post-Merger De Minimis Event shall occur any time after the date of consummation of the business combination (which revocation shall be effective for the taxable year immediately following the taxable year in which such Post-Merger De Minimis Event occurs). A "Post-Merger De Minimis Event" shall mean any event or transaction which causes the number of common shares of the surviving entity of the business combination owned by EOPT, determined on a Fully-Diluted Basis, to be less than ten percent (10%) of the number of common shares of the surviving entity that EOPT would have owned as of the Initial Closing Date, determined on a Fully-Diluted Basis, if EOPT had converted all of the Common Stock it owned as of the Initial Closing Date, determined on a Fully-Diluted Basis, into common shares of the surviving entity pursuant to the terms of the business combination. EOPT shall notify the surviving entity in writing of the occurrence of a Post-Merger De Minimis Event no more than 10 Business Days following the occurrence of such event.

                  (c) For so long as the Company is obligated to constitute a TRS of EOPT or FUR, if EOP or FUR, as the case may be, shall so request in writing within forty-five (45) days prior to the close of any quarter of any of EOPT's taxable years beginning after December 31, 2000, the Company shall provide, within ten (10) days prior to the close of such quarter, written certification in a form reasonably acceptable to EOP or FUR, as the case may be, that the Company constitutes a TRS of EOPT or FUR, as the case may be. All references to the Company in this paragraph (c) shall include references to any successor-in-interest to the Company.

         4.2. TENANT SERVICES/10% VOTING SECURITIES TEST

                  Prior to the effective date of the Company's election to be treated as a TRS of EOPT, the Company shall not, without the prior written consent of EOPT, provide any tenant services with respect to any property in which EOPT owns a direct or indirect interest other than through or pursuant to the operating agreement of HQ Global Workplaces Equity Joint Venture, L.L.C. (the "Joint Venture"), except that for any property in which a Flexible Workplace Center was operated by a predecessor-in-interest of the Company prior to the date of this Agreement, (an "Existing Center Property"), the provision of services by the Company or any of its Affiliates (other than the Joint Venture) shall be subject to the same restrictions and requirements as those provided in Sections 4.1 through 4.4 of that certain Master Agreement to Lease, dated as of May 31, 2000, by and between EOP and the Joint Venture (the "Master Lease"), including all rights to notification and indemnification contained therein, provided that (A) for this purpose references in the Master Lease to the "Company" (i.e., the Joint Venture) shall be deemed to refer to the Company (i.e., HQ Global Holdings, Inc.) and its Affiliates (other than the Joint Venture), (B) for purposes of applying Section 4.1 of the Master Lease to the Company, EOP shall be treated as having provided written consent to the provision by the Company of any services provided by the Company or its Affiliates at Existing Center Properties prior to the date of this Agreement,
(C) references in the Master Lease to "Company Financial Reports" shall be treated as referring to financial reports of the Company with respect to the Existing Center Properties, and (D) for this purpose, in order to account for the fact that services are being provided by the Company (as defined in this Agreement) as opposed to being provided by the "Company" as defined in the Master Lease, any defined terms used in the Master Lease shall, solely for purposes of applying this Section 4.2, be reasonably adjusted as necessary to carry out the intent of this sentence. In addition, prior to the effective date of the Company's election to be treated as a TRS of EOPT, the Company shall not, without the prior written consent of EOPT, cause EOPT to own in excess of ten percent (10%) of the outstanding voting securities of the Company, as determined under Code Section 856(c)(4)(B). FCG shall use its best efforts to amend, as promptly as reasonably practicable, the Certificate of Incorporation of the Company to include the following provision:

                  If at any time prior to the date that the Corporation constitutes a TRS (as defined below) of Equity Office Properties Trust ("EOPT") and First Union, a transaction or event occurs which would cause EOPT or First Union to own any Common Pre-TRS Excess Stock (as defined below), then the portion of the stock of the Corporation owned by EOPT or by First Union, as the case may be, which constitutes Common Pre-TRS Excess Stock shall automatically convert into shares of Nonvoting Class C Stock, on a one-for-one share basis, on the date immediately prior to such transaction or event and shall remain Nonvoting Class C Stock until such time as EOPT or First Union, as the case may be, delivers notice to the Corporation that (a) such stock no longer constitutes Common Pre-TRS Excess Stock, or (b) the Corporation constitutes a taxable REIT subsidiary (a "TRS") (as such term is defined in Section 856(l) of the Internal Revenue Code of 1986, as amended (the "Code")) of EOPT, at which point such shares shall automatically convert back into shares of Voting Common Stock, on a one-for-one share basis. The term "Common Pre-TRS Excess Stock" shall mean any portion of the Common Stock owned by EOPT or First Union, as the case may be, which, after any shares of Series A Convertible Cumulative Preferred Stock of the Corporation ("Series A Preferred") owned by EOPT or First Union, as the case may be, become non-voting stock of the Corporation pursuant to Section 6(b) of the Certificate of Designations Establishing and Fixing the
                  Rights and Preferences of the Series A Preferred (the "Certificate of Designations"), exceeds 9.5% of the total outstanding voting securities of the Corporation, as determined under Code Section 856(c)(4)(B); provided, however, that for periods after December 31, 2000, the term "Common Pre-TRS Excess Stock" shall mean any portion of the Common Stock owned by EOPT or First Union, as the case may be, which, after any shares of Series A Preferred owned by EOPT become non-voting stock of the Corporation pursuant to
                  Section 6(b) of the Certificate of Designations, exceeds 9.5% of the total voting power of the outstanding securities of the Corporation, as determined under Code Section 856(c)(4)(B)(iii)(II). For purposes of determining whether any of the Common Stock constitutes Common Pre-TRS Excess Stock, any warrants exercisable for Common Stock owned by EOPT or First Union, as the case may be, shall be treated as having been exercised. For purposes of this paragraph, EOPT and First Union shall be considered to own directly any stock, warrants or other securities the ownership of which would be attributable to EOPT or First Union for purposes of applying the provisions of
                  Section 856(c)(4)(B) of the Code. All references to the Corporation in this paragraph shall include references to any successor-in-interest to the Corporation. If requested in writing by EOPT or First Union, as the case may be, the Corporation shall, in a timely manner, provide EOPT or First Union, as the case may be, with any information reasonably necessary for EOPT or First Union, as the case may be, to determine whether any of the Common Stock EOPT owns constitutes Common Pre-TRS Excess Stock. The Corporation further agrees to notify EOPT or First Union, as the case may be, as soon as practicable, in writing, of any event or transaction to which it has knowledge that it believes results in EOPT's or First Union's ownership of Common Pre-TRS Excess Stock, as the case may be. The Corporation further agrees that if any event or transaction results in EOPT's or First Union's ownership of any Common Pre-TRS Excess Stock, the Corporation shall notify EOPT or First Union, as the case may be, as soon as practicable, in writing, in the event that it believes such stock no longer constitutes Common Pre-TRS Excess Stock.

5. PARTICIPATION RIGHTS

         5.1. RIGHT TO PARTICIPATE

                  From and after the date of this Agreement until and not including a Qualified Initial Public Offering or a Qualified Merger, if the Company proposes to issue or sell any shares of Common Stock or other equity securities of the Company or securities convertible into or exercisable for shares of Common Stock or other equity securities of the Company ("Company Interests"), other than Company Interests issued pursuant to one or more stock option plans of the Company up to the Option Limiting Percentage, Company Interests issued as consideration for the acquisition of another company, warrants issued to holders of the Company's high yield, mezzanine or bridge debt, not to exceed 7.5% of the Company's fully-diluted capital, or to holders of Series A Preferred and Common Stock issued upon the exercise of such warrants, or Company Interests offered to the public pursuant to an underwritten public offering, each Holder and FCG (taking into account the right, if any, of the stockholders under the Carr Stockholders Agreement to participate in such transaction) (each a "Participant" and collectively, the "Participants") shall have the right to purchase or subscribe for all or a portion of its then applicable pro rata share, on an As-Converted Basis, of such Company Interests. In addition, any Participant subscribing for its entire pro rata share of the Company Interests then being issued and sold shall be entitled to subscribe for its pro rata share on an As-Converted Basis (calculated by taking into account only those Participants who have subscribed for their entire pro rata share) of any Company Interests that are subject to the right to participate provided by this Section 5.1 and that are not subscribed for by other Participants.

         5.2. NOTICE

                  If the Company proposes to issue any Company Interests in a transaction giving rise to the participation rights provided for in Section 5.1, the Company shall send a written notice (the "Initial

Participation Notice") to each Participant setting forth (a) the number of the Company Interests which the Company proposes to issue, (b) the price (before any commission or discount) at which such the Company Interests are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof) (an "Initial Price"),
(c) such Participant's "pro rata share" as of the date of the Initial Participation Notice, and (d) all other relevant information as to such proposed transaction as may be necessary for each Participant to determine whether or not to exercise the rights granted pursuant to Section 5.1. At any time within twenty (20) days after its receipt of the Initial Participation Notice or within five (5) days after receipt of a Final Participation Notice, each Participant may exercise its participation rights to purchase or subscribe for the Company Interests, as provided for in this Section 5, by so informing the Company in writing (an "Exercise Notice").

                  In the event that the price (before any commission or discount) at which the related Company Interests are to be issued (the "Final Price") is greater than the Initial Price, as soon as practicable after such Final Price is determined, the Company shall send a written notice (the "Final Participation Notice" and, together with the Initial Participation Notice, the "Participation Notice") setting forth such Final Price to each Participant that delivered to the Company an Exercise Notice notifying the Company of its intention to exercise its participation rights to purchase or subscribe for such Company Interests at the Initial Price. In the event that the Final Price is less than 90% of the Initial Price, as soon as practicable after such Final Price is determined, the Company shall send a Final Participation Notice setting forth such Final Price to each Participant. Each such Final Participation Notice shall set forth the Final Price, shall confirm and restate the information contained in Initial Participation Notice and shall advise the Participant that, in order to participate in such offering, an Exercise Notice must be received by the Company from such Participant no later than five (5) business days after the Participant's receipt of the Final Participation Notice. If the Final Price is greater than the Initial Price or if the Final Price is less than 90% of the Initial Price, any previously delivered Exercise Notice shall be deemed revoked by each Participant unless such Participant delivers to the Company a subsequent Exercise Notice within five (5) business days after its receipt of the Final Participation Notice.

                  Each Exercise Notice shall be irrevocable, subject to (a) the conditions to the closing of the transaction giving rise to the participation right provided for in Section 5.1 and (b) the immediately preceding paragraph.

         5.3. ABANDONMENT OF SALE OR ISSUANCE

                  The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed issuance or sale giving rise to the participation right granted by Section 5.1, to abandon, rescind, annul, withdraw or otherwise terminate such issuance or sale, whereupon all participation rights in respect of such proposed issuance or sale shall become null and void, and the Company shall not have any liability or obligation to any Participant by virtue of such abandonment, rescission, annulment, withdrawal or termination.

         5.4. TERMS OF SALE

                  The purchase or subscription by any Participant pursuant to
Section 5.1 above shall be at the same price and such other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the Company Interests whose purchases or subscriptions give rise to the participation rights, which price and other terms and conditions shall be substantially as stated in the relevant Participation Notice; provided, however, that if the consideration to be received by the Company in connection with the issuance of the Company Interests giving rise to participation rights hereunder is other than cash or cash equivalents, the price at which the participation rights may be exercised shall be the price set forth in the Participation Notice or determined in the manner set forth in the Participation Notice (which shall in either event be the price as set forth in the agreement pursuant to which such Company Interests are to be issued, with the consideration to be received therefor being valued based upon the fair market value thereof); provided further, that if the consideration to be received by the Company in connection with the issuance of the Company Interests giving rise to participation rights hereunder is other than cash or cash equivalents, and the fair market value of the consideration to be received is not determinable, the price at which the participation rights may be exercised shall, (i) in the event that shares of capital stock with an established trading market are being issued or sold, be the average ten-day trailing market price of such shares as of the date of receipt of the Participation Notice, and (ii) in the event any other interests are being issued or sold, be determined by reference to the amount set forth above, adjusted as may be appropriate to reflect the relationship between those interests with an established trading market and those interests to be issued in the relevant transaction.

         5.5. TIMING OF SALE

                  If, with respect to any Participation Notice, any Participant fails to deliver an Exercise Notice within the requisite time period, the Company shall have one hundred twenty (120) days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell or issue not more than the number of the Company Interests described in the Participation Notice and at a price and on terms not materially less favorable to the Company than were set forth in the Participation Notice. If, at the end of one hundred twenty (120) days following the expiration of the time in which the Exercise Notice is required to be delivered, the Company has not completed the issuance or sale of the Company Interests in accordance with the terms described in the Participation Notice (or, in the case of the price, at a price which is at least 90% of the Initial Price set forth in the Participation Notice, which price shall be deemed not to be materially less favorable to the Company than the price set forth in the Participation Notice), the Company shall again be obligated to comply with the provisions of Section 5.2 with respect to, and provide Participants with the opportunity to participate in, any proposed issuance or sale of the Company Interests.

6. TAG-ALONG RIGHTS

         6.1. RIGHTS AND NOTICE

                  Subject to Sections 6.4, if FCG or any Affiliate of FCG receives a bona fide offer to purchase from it (or otherwise proposes to sell), whether in one transaction or in a series of related transactions, shares of Common Stock of the Company from any person other than an Affiliate of FCG (a "Purchase Offer"), FCG shall not accept such Purchase Offer unless the Holders are entitled to sell a number of shares of Common Stock and Series A Preferred (determined on an As-Converted Basis) in an amount equal to the product of (1) a fraction the numerator of which is total number of shares of Common Stock owned by such Holders, directly and on an As-Converted Basis, and the denominator of which equals the sum of the total number of shares of Common Stock owned by such Holders, directly and on an As-Converted Basis, plus the total number of shares of Common Stock and Series A Preferred (determined on an As-Converted Basis) owned by FCG, multiplied by (2) the number of shares of Common Stock proposed to be included in the Purchase Offer. Sales by the Holders pursuant to the

Purchase Offer shall be on the same terms and conditions as the Purchase Offer (it being understood that the terms of the sale of any Series A Preferred will be determined on an As-Converted Basis) without reduction for minority interest, absence of voting rights, illiquidity or otherwise. Not later than fifteen (15) days prior to consummation of the Purchase Offer, FCG shall send a notice (the "Tag-Along Notice") to each Holder, which notice shall include, among other things, (a) the number of shares of Common Stock that are the subject of the Purchase Offer, (b) the price at which the bona fide purchaser is willing to purchase the Common Stock and the price at which the Series A Preferred would be sold pursuant to such Purchase Offer (as determined on an As-Converted Basis), and (c) all other relevant information as to such proposed transaction as may be necessary for each Holder to determine whether or not to exercise the Tag-Along Right. Upon receipt of the Tag-Along Notice, each Holder shall have the right (the "Tag-Along Right") to sell in accordance with the terms of the Purchase Offer up to the number of shares of Common Stock and, if applicable, Series A Preferred (determined on an As-Converted Basis) equal to the product of (a) the total number of shares of Common Stock and, if applicable, Series A Preferred (determined on an As-Converted Basis) that may be sold by all of the Holders pursuant to the Purchase Offer and (b) a fraction, the numerator of which shall be the number of shares of Common Stock and, if applicable, Series A Preferred (determined on an As-Converted Basis) owned by such Holder and the denominator of which shall be the number of shares of Common Stock and, if applicable, Series A Preferred owned (determined on an As-Converted Basis) by all Holders electing to participate in such purchase. A Holder may exercise the Tag-Along Right by delivering, not later than ten (10) days after receipt of the Tag-Along Notice, a written notice to FCG (a "Holder Tag-Along Notice") stating the number of shares of Common Stock and, if applicable, Series A Preferred that such Holder wishes to sell pursuant to the Purchase Offer.

         6.2. ABANDONMENT OF SALE

                  FCG shall have the right, in its sole discretion, at all times prior to consummation of the proposed transaction giving rise to the Tag-Along Rights, to abandon, withdraw or otherwise terminate its participation in the proposed transaction, and FCG shall not have any liability or obligation to the Holders as a result of such abandonment, withdrawal or other termination.

         6.3. TIMING OF SALE

                  If any Holder fails to deliver a Holder Tag-Along Notice within the requisite time period, FCG shall have one hundred twenty (120) days after the expiration of the time in which the Holder Tag-Along Notice is required to be delivered to consummate the proposed transaction identified in the Holder Purchase Offer at the price and on the terms that are not more favorable to FCG than those set forth in the Holder Tag-Along Notice (except that the price may be increased by up to 10% from the price set forth in the Holder Tag-Along Notice). If, at the end of such one hundred twenty (120) day period, FCG has not consummated the proposed transaction, FCG shall again be obligated to comply with the provisions of this Section 6.

         6.4. TERMINATION

                  The Tag-Along Rights granted to Holders pursuant to this
Section 6 shall terminate upon the closing of a Qualified Initial Public Offering or Qualified Merger.

7. TRANSFER RESTRICTIONS

         7.1. RIGHT OF FIRST OFFER; RIGHT TO TRANSFER

                  (a) Subject to Section 7.3, before any Holder shall transfer any shares of Series A Preferred to any person other than (i) an Affiliate of such Holder, (ii) another Holder, an Affiliate of such other Holder or (iii) in the case of First Union, a liquidating trust, such Holder shall first deliver a written notice (the "Holder Notice of Offer") to the Company offering to sell the number of shares proposed to be sold by such Holder to the Company (the "Right of First Offer"). The Holder Notice of Offer shall specify (i) the number of shares of Series A Preferred proposed to be sold by such Holder to the Company (the "Holder Offered Securities"), (ii) the minimum proposed cash consideration per share that Holder desires to receive for the Holder Offered Securities (the "Holder Offer Price"), and (iii) any other terms and conditions of the offer. The Holder Notice of Offer shall constitute an irrevocable offer by such Holder to sell to the Company all, but not less than all, of the Holder Offered Securities at the Holder Offer Price, in accordance with this Section 7.

                  (b) Within twenty (20) days following its receipt of the Holder Notice of Offer, the Company shall notify such Holder whether it intends to exercise its right to purchase all (but not less than all) of the Holder Offered Securities (the "Company Notification"). A Company Notification that indicates that the Company intends to purchase the Holder Offered Securities shall be deemed to be an irrevocable commitment of the Company to purchase the Holder Offered Securities. Should the Company elect to exercise the Right of First Offer, the Company Notification shall include a subscription for the offered shares and the Company shall purchase the Holder Offered Securities on the date for closing specified in the Holder Notice of Offer, which date shall be no less than twenty (20) days after the date of the Company Notification. If the Company does not subscribe for and purchase all of the Holder Offered Securities pursuant to this Section 7.1(b), such Holder may thereafter sell the Holder Offered Securities to any third party on the terms and conditions (including, but not limited to, the number of shares of Holder Offered Securities) as specified in the Holder Notice of Offer, provided, that such sale is consummated within one hundred twenty (120) days of the date of the Holder Notice of Offer; and provided further, that the fair market value of the price paid for such shares by a third party (which price may consist of cash, securities, other non-cash consideration or a combination thereof) is at least 90% of the Holder Offer Price. If the price to be paid for such shares by a third party is payable in whole or in part in consideration other than cash or securities traded on a national securities exchange or the NASDAQ Stock Market, and the Company objects to the Holder's determination of the cash fair market value of the non-cash portion of the consideration, then such determination shall be made by an independent investment banking firm or other qualified appraiser mutually agreeable to and promptly selected by the Holder and the Company, such determination shall be final and binding on the parties. After the expiration of such one hundred twenty (120) day period, such Holder shall again comply with the provisions of this Section 7.1 before selling any shares of Series A Preferred.

                  The Company shall, after receipt of any Holder Notice of Offer, provide notice to each Holder that is a real estate investment trust of its receipt of such Holder Notice of Offer, which notice shall also include the Holder Offer Price.

                  (c) Subject to this Section 7, prior to a Qualified Initial Public Offering or a Qualified Merger, any Holder shall be entitled to transfer any or all of its shares of the Series A Preferred to any number of other Persons, provided that (i) in connection with any transfer other than to an Affiliate or another Holder or, in the case of First Union, a liquidating trust, any such transfer is of Series A Preferred having a Liquidation Preference of at least $15 million or, if less, the Liquidation Preference of Series A Preferred held by such Holder on the date hereof, as the case may be, unless such transfer involves a pledge of Series A Preferred to such Holder's lender, in which case no minimum transfer amount shall apply if such lender agrees to be bound by the terms of this Agreement upon any transfer of such Series A Preferred pursuant to such pledge, and (ii) no transfer may be made, directly or indirectly, to a Company Competitor.

         7.2. NO OBLIGATION TO PURCHASE

                  The Company shall not be obligated to purchase any Holder Offered Securities pursuant to any Holder Notice of Offer in accordance with the provisions of Section 7.1.

         7.3. TERMINATION

                  The Rights of First Offer granted pursuant to this Section 7 shall terminate upon the earlier of (i) the closing of a Qualified Initial Public Offering or a Qualified Merger and (ii) June 1, 2005.

8. MISCELLANEOUS

         8.1. NO CONTRAVENING AGREEMENT

                  Each of FCG, each Holder and the Company covenants that, from and after the date hereof, it will not enter into any contract, agreement or other arrangement that would impair, limit or restrict its ability to perform any of its obligations under this Agreement.

         8.2. ASSIGNMENT

                  None of the parties hereto shall be permitted to assign any of their respective rights or obligations hereunder to any third party, except that each Holder shall be permitted to assign its rights and obligations hereunder to any other Person in connection with a transfer of shares of Series A Preferred by such Holder made in accordance with Section 7 hereof; provided, that such Person agrees to be bound by this Agreement; and provided further, that any party hereto may assign its rights and obligations hereunder in connection with a transfer of all or substantially all of its assets or a merger, consolidation or other similar business combination transaction. Any agreement in violation hereof shall be void ab initio and of no force or effect.

         8.3. ENTIRE AGREEMENT; AMENDMENT

                  This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company, FCG and the Holders of at least 66.67% of the outstanding shares of Series A Preferred. In addition, any amendment or modification of Section 4.1 (other than Section 4.1 (a)(ii)) or
4.2 (insofar as it relates to EOP) shall require the consent of EOP and of
Section 4.1(a)(ii) or 4.2 (insofar as it relates to First Union) shall require the consent of First Union.

         8.4. WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         8.5. LIMITATION ON BENEFIT

                  It is the explicit intention of the parties hereto that no person or entity other than the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns are or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         8.6. BINDING EFFECT

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         8.7. GOVERNING LAW

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (excluding the conflicts of law rules thereof).

         8.8. NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, sent by documented overnight delivery service or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or, to the extent receipt is confirmed, transmitted by telegram, telecopy, facsimile or other electronic transmission or telex, addressed as follows:

                  (i)      If to the Company:

                           HQ Global Holdings, Inc.
                           15950 North Dallas Parkway
                           Suite 350
                           Dallas, Texas  75248
                           Attn.: General Counsel
                           Telephone No.: 972-361-8100
                           Facsimile No.: 972-361-8216
                           with a copy (which shall not constitute notice) to:

                           Brown & Wood LLP
                           One World Trade Center
                           New York, New York  10048-0057
                           Attn.:  Edward F. Petrosky, Jr.
                                    J. Gerard Cummins
                           Facsimile No.: 212/839-5599

                  (ii)     If to FCG:

                           FrontLine Capital Group
                           1350 Avenue of the Americas
                           New York, New York  10019
                           Attn.:  Jason M. Barnett, General Counsel
                           Facsimile No.: 212/931-8001


                           with a copy (which shall not constitute notice) to:

                           Brown & Wood, LLP
                           One World Trade Center
                           New York, New York  10048-0057
                           Attn.:  Edward F. Petrosky, Jr.
                                    J. Gerard Cummins
                           Facsimile No.: 212/839-5599

                  Notice to each Holder shall be delivered to such Holder at the address indicated on the signature page hereof.

                  Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand-delivered, sent by documented overnight delivery service, mailed, transmitted, telecopied, faxed, e-mailed, or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received, or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         8.9. HEADINGS

                  Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions thereof. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

         8.10. EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. Copies of executed counterparts transmitted by telecopy, facsimile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.10; provided, that receipt of copies of such counterparts is confirmed. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         8.11. INTERPRETATION; ABSENCE OF PRESUMPTION

                  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         8.12. SEVERABILITY

                  Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         8.13. SPECIFIC PERFORMANCE

                  Each of the Company, FCG and each Holder acknowledges that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agrees that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

         8.14. CONSENT TO JURISDICTION

                  Each party to this Agreement: (i) agrees to commence any action, suit or proceeding relating hereto either in a federal court located in the State of Delaware or the State of New York or in a Delaware or New York state court; (ii) irrevocably submits and consents to personal jurisdiction in any such suit; (iii) agrees that any service of process, summons, notice or document delivered by U.S.

registered mail to such party's respective address set forth in Section 8.8 above or, in the case of the Holders, the respective address set forth on the signature page hereof, shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which such party has submitted to jurisdiction in this Section 8.14; (iv) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) any Delaware or New York state court or (y) any federal court located in the State of Delaware or the State of New York; and (v) irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

         8.15. LITIGATION COSTS

                  If any litigation with respect to the obligations of the parties under this Agreement results in a final nonappealable order of a court of competent jurisdiction that results in a final disposition of such litigation, the prevailing party, as determined by the court ordering such disposition, shall be entitled to reasonable attorneys' fees as shall be determined by such court. Contingent or other percentage compensation arrangements shall not be considered reasonable attorneys' fees.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                         HQ GLOBAL HOLDINGS, INC.

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------


                         FRONTLINE CAPITAL GROUP

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------


                         HOLDERS

                         EOP OPERATING LIMITED PARTNERSHIP

                         By: Equity Office Properties Trust, a Maryland Real
                             Estate Investment Trust, its general partner

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------
                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------


                         FORTRESS HQ LLC


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------
                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------

                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------

                         STICHTING PENSIOENFONDS ABP


                         By: ABP Investments US Inc., as agent


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------


                         FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------


                         CIBC WMC INC.


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------

                         CIBC EMPLOYEE PRIVATE EQUITY FUND PARTNERS

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------


                         AEW TARGETED SECURITIES FUND, L.P.

                               By:  AEW TSF, L.L.C., its General Partner

                               By:  AEW TSF, Inc., its Managing Member


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------

                         AEW TARGETED SECURITIES FUND II, L.P.

                               By:  AEW TSF II, L.L.C., its General Partner

                               By:  AEW TSF, Inc., its Managing Member


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------


                         BLACKACRE CAPITAL PARTNERS LP


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------


                         PARIBAS NORTH AMERICA, INC.


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------

                         Address for Notice
                                    (including facsimile number):
                                                                 ---------------

                                    --------------------------------------------

                                    --------------------------------------------
                         Number of Shares of Series A Preferred
                                    Owned of Record:
                                                    ----------------------------